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                                                                     EXHIBIT 4.2
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                           JOHN DEERE OWNER TRUST 2001

                                 TRUST AGREEMENT

                                     between

                          JOHN DEERE RECEIVABLES, INC.

                                       and

                            BANKERS TRUST (DELAWARE)
                                  Owner Trustee



                          Dated as of November 1, 2001


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                                Table of Contents


                                                                                                        Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01 Capitalized Terms...........................................................................4
SECTION 1.02 Other Definitional Provisions...............................................................6

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.01 Name........................................................................................7
SECTION 2.02 Office......................................................................................7
SECTION 2.03 Purposes and Powers.........................................................................7
SECTION 2.04 Appointment of Owner Trustee................................................................8
SECTION 2.05 Initial Capital Contribution of Trust Estate................................................8
SECTION 2.06 Declaration of Trust........................................................................8
SECTION 2.07 Liability of the Owner......................................................................9
SECTION 2.08 Title to Trust Property.....................................................................9
SECTION 2.09 Situs of Trust..............................................................................9
SECTION 2.10 Representations and Warranties of the Depositor.............................................9

                                   ARTICLE III
                      CERTIFICATE AND TRANSFER OF INTERESTS

SECTION 3.01 Initial Ownership..........................................................................10
SECTION 3.02 The Certificate............................................................................10
SECTION 3.03 Authentication of the Certificate..........................................................10
SECTION 3.04 Exchange of the Certificate................................................................11
SECTION 3.05 Mutilated, Destroyed, Lost or Stolen Certificate...........................................11
SECTION 3.06 Persons Deemed Owners......................................................................11
SECTION 3.07 Access to Certificateholder's Name and Address.............................................12
SECTION 3.08 Maintenance of Office or Agency............................................................12
SECTION 3.09 Appointment of Paying Agent................................................................12
SECTION 3.10 Depositor as Certificateholder.............................................................13

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

SECTION 4.01 Prior Notice to Owner with Respect to Certain Matters......................................13
SECTION 4.02 Action by the Owner with Respect to Certain Matters........................................13
SECTION 4.03 Action by the Owner with Respect to Bankruptcy.............................................14
SECTION 4.04 Restrictions on the Owner's Power..........................................................14

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                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.01 Establishment of Trust Account.............................................................14
SECTION 5.02 Application of Trust Funds.................................................................14
SECTION 5.03 Method of Payment..........................................................................15
SECTION 5.04 No Segregation of Monies; No Interest......................................................15
SECTION 5.05 Accounting and Reports to, the Owner, the Internal Revenue Service and Others..............15

                                   ARTICLE VI
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.01 General Authority..........................................................................15
SECTION 6.02 General Duties.............................................................................16
SECTION 6.03 Action upon Instruction....................................................................16
SECTION 6.04 No Duties Except as Specified in This Agreement or in Instructions.........................17
SECTION 6.05 No Action Except Under Specified Documents or Instructions.................................17
SECTION 6.06 Restrictions...............................................................................17

                                   ARTICLE VII
                          CONCERNING THE OWNER TRUSTEE

SECTION 7.01 Acceptance of Trusts and Duties............................................................17
SECTION 7.02 Furnishing of Documents....................................................................19
SECTION 7.03 Representations and Warranties.............................................................19
SECTION 7.04 Reliance; Advice of Counsel................................................................19
SECTION 7.05 Not Acting in Individual Capacity..........................................................20
SECTION 7.06 Owner Trustee Not Liable for Certificate or Receivables....................................20
SECTION 7.07 Owner Trustee May Own Notes................................................................20

                                  ARTICLE VIII
                          COMPENSATION OF OWNER TRUSTEE

SECTION 8.01 Owner Trustee's Fees and Expenses..........................................................20
SECTION 8.02 Indemnification............................................................................21
SECTION 8.03 Payments to the Owner Trustee..............................................................21

                                   ARTICLE IX
                         TERMINATION OF TRUST AGREEMENT

SECTION 9.01 Termination of Trust Agreement.............................................................21
SECTION 9.02 Dissolution upon Bankruptcy of the Depositor...............................................22

                                    ARTICLE X
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.01 Eligibility Requirements for Owner Trustee................................................23

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SECTION 10.02 Resignation or Removal of Owner Trustee...................................................23
SECTION 10.03 Successor Owner Trustee...................................................................24
SECTION 10.04 Merger or Consolidation of Owner Trustee..................................................24
SECTION 10.05 Appointment of Co-Trustee or Separate Trustee.............................................24

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01 Supplements and Amendments................................................................25
SECTION 11.02 No Legal Title to Owner Trust Estate in the Owner.........................................26
SECTION 11.03 Limitations on Rights of Others...........................................................27
SECTION 11.04 Notices ..................................................................................27
SECTION 11.05 Severability..............................................................................27
SECTION 11.06 Separate Counterparts.....................................................................27
SECTION 11.07 Successors and Assigns....................................................................27
SECTION 11.08 Covenant of the Depositor.................................................................28
SECTION 11.09 No Petition...............................................................................28
SECTION 11.10 No Recourse...............................................................................28
SECTION 11.11 Headings..................................................................................28
SECTION 11.12 GOVERNING LAW.............................................................................28
SECTION 11.13 Depositor Payment Obligation..............................................................28
SECTION 11.14 Administrator.............................................................................29
SECTION 11.15 Non-transferability of the Certificates(s)................................................29
EXHIBIT A      Asset Backed Certificate................................................................A-1
EXHIBIT B      Certificate of Trust of John Deere Owner Trust 2001.....................................B-1
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                  TRUST AGREEMENT, dated as of November 1, 2001, between John
Deere Receivables, Inc., a Nevada corporation, as Depositor, and Bankers Trust
(Delaware), a Delaware banking corporation, as Owner Trustee.

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01 CAPITALIZED TERMS. For all purposes of this
Agreement, the following terms shall have the meanings set forth below:

                  "Administration Agreement" means the Administration Agreement dated as of November 1, 2001, among the Administrator, the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

                  "Administrator" means John Deere Capital Corporation, a
Delaware corporation, or any successor Administrator under the Administration
Agreement.

                  "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

                  "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the
Depository Agreement and the other documents and certificates delivered in connection therewith.

                  "Benefit Plan" shall have the meaning assigned to such term in
Section 11.13.

                  "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ., as the same may be amended from time to time.

                  "Certificate" shall mean a certificate evidencing the beneficial interest of the Owner in the Trust, substantially in the form attached hereto as Exhibit A.

                  "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

                  "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.04.

                  "Certificateholder" shall mean the Depositor.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

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                  "Corporate Trust Office" shall mean, with respect to the Owner
Trustee, the principal corporate trust office of the Owner Trustee located at
E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite
200, Wilmington, Delaware 19805, with a copy to Bankers Trust Company, Four
Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust
& Agency Group; or at such other address as the Owner Trustee may designate by notice to the Owners and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Owners and the Depositor).

                  "CSFB" shall have the meaning assigned to such term in
Section 2.03(i).

                  "Depositor" shall mean John Deere Receivables, Inc., in its capacity as Depositor hereunder.

                  "Depository Agreement" means the agreement among the Trust, the Indenture Trustee and The Depository Trust Company, dated as of the Closing
Date, substantially in the form of Exhibit C to the Indenture.

                  "Deutsche" shall have the meaning assigned to such term in
Section 2.03(i).

                  "Expenses" shall have the meaning assigned to such term in
Section 8.02.

                  "Indenture" shall mean the Indenture, dated as of November 1, 2001, between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Indenture Trustee" shall mean The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture.

                  "JDCC" shall mean John Deere Capital Corporation, a Delaware corporation.

                  "Merrill" shall have the meaning assigned to such term in
Section 2.03(i).

                  "Morgan" shall have the meaning assigned to such term in
section 2.03(i).

                  "Owner" shall mean the Certificateholder.

                  "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner
Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

                  "Owner Trustee" shall mean Bankers Trust (Delaware), a
Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

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                  "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be Bankers Trust Company.

                  "Purchase Agreement" shall mean the Purchase Agreement, dated
November 1, 2001, between JDCC and the Depositor, as the same may be amended, modified or supplemented from time to time.

                  "Record Date" shall mean, with respect to any Payment Date, the close of business on the last day of the calendar month immediately preceding the calendar month in which the Payment Date occurs.

                  "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Depositor, as seller, and JDCC, as servicer, dated as of November 1, 2001, as the same may be amended, modified or supplemented from time to time.

                  "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                  "SSB" shall have the meaning assigned to such term in Section
2.03(i).

                  "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury
Regulations.

                  "Trust" shall mean the trust established by this Agreement.

                  "Underwriters" shall have the meaning assigned to such term in
Section 2.03(i).

                  SECTION 1.02 OTHER DEFINITIONAL PROVISIONS.

                  (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                                       6
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                  (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including"
shall mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  Organization

                  SECTION 2.01 NAME. The Trust created hereby shall be known as "John Deere Owner Trust 2001" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                  SECTION 2.02 OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners and the Depositor.

                  SECTION 2.03 PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

                  (i)   to issue the Notes pursuant to the Indenture to sell
               $896,640,000 aggregate principal amount of the Class A Notes to Deutsche Banc Alex. Brown Inc. ("Deutsche"), Credit Suisse First
               Boston ("CSFB"), J.P. Morgan Securities Inc. ("Morgan"), Merrill
               Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and
               Salomon Smith Barney Inc. ("SSB" and, together with Deutsche,
               CSFB, Morgan and Merrill, the "Underwriters") upon the written order of the Depositor, and pursuant to this Agreement a Certificate with a $34,935,802.21 aggregate principal amount to the Depositor upon the written order of the Depositor;

                  (ii) with the proceeds of the sale of the Class A Notes and the issuance of the Certificate, to pay the Depositor the amounts owed pursuant to Section 2.01 of the Sale and Servicing
               Agreement, by directing Deutsche to wire transfer such proceeds in accordance with instructions received from the Depositor;

                  (iii) with the proceeds from capital contributions from the
               Depositor, to fund the Reserve Account and to pay organizational and transactional expenses of the Trust;

                  (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owner pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

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                  (v)   to enter into and perform its obligations under the
               Basic Documents to which it is to be a party;

                  (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vii) subject to compliance with the Basic Documents, to
               engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owner and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                  SECTION 2.04 APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.05 INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The
Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner
Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.06 DECLARATION OF TRUST.

                  (a) The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of business trust. It is the intention of the parties that the Trust will be disregarded as an entity separate from the Owner for U.S. federal income tax purposes as provided by Treasury Regulation Section 301.7701-3(b)(1)(ii). In the event, however, that during its term the Trust has more than one member then the parties agree, for U.S. federal income tax purposes, to treat the Trust as a partnership and take no action inconsistent with the treatment of the Trust as a partnership. In such event, the parties agree that, unless otherwise required by appropriate tax authorities, the Trust will elect to be treated as a partnership and will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. In no event shall the Trust elect to be treated as an association taxable as a corporation.

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                  (b) The Depositor shall make an election on Internal Revenue
Service Form 8832, Entity Classification Election, for the Trust to be
disregarded as a separate entity from the Owner.

                  SECTION 2.07 LIABILITY OF THE OWNER.

                  (a) The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership
Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust
(other than in connection with the obligations described in the preceding proviso for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificate described in Section 3.10.

                  (b) The Owner, other than to the extent set forth in paragraph (a), shall not have any personal liability for any liability or obligation of the Trust.

                  SECTION 2.08 TITLE TO TRUST PROPERTY. Legal title to all the
Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.09 SITUS OF TRUST. The Trust will be located in the
State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York.
The Trust shall not have any employees in any state other than Delaware;
provided, however, that nothing herein shall restrict or prohibit the Owner
Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                  SECTION 2.10 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.
The Depositor hereby represents and warrants to the Owner Trustee that:

                  (i) the Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

                  (ii) the Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any

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               Receivable unenforceable that would otherwise be enforceable by the Depositor, the Sub-Servicer or the Owner Trustee;

                  (iii) the Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action; and

                  (iv) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                                  ARTICLE III

                      Certificate and Transfer of Interests

                  SECTION 3.01 INITIAL OWNERSHIP. Upon the formation of the
Trust by the contribution by the Depositor pursuant to Section 2.05 and until the termination of the Trust, the Depositor shall be the sole beneficiary of the Trust.

                  SECTION 3.02 THE CERTIFICATE. The Certificate shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof;
provided, however, that one Certificate may be issued in a denomination that includes any remaining portion of the initial Certificate Balance of the Certificate. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.

                  SECTION 3.03 AUTHENTICATION OF THE CERTIFICATE. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificate in an aggregate principal amount equal to the initial Certificate

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Balance to be executed on behalf of the Trust, authenticated and delivered to the Depositor. The Certificate shall not entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

                  SECTION 3.04 EXCHANGE OF THE CERTIFICATE. The Certificate
Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificate and of exchanges of the Certificate as herein provided. Bankers Trust Company shall be the initial Certificate
Registrar.

                  At the option of the Certificateholder, the Certificate may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificate to be exchanged at the office or agency maintained pursuant to Section 3.08.

                  Every Certificate presented or surrendered for exchange shall be accompanied by a written instrument of exchange in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or its attorney duly authorized in writing. Each Certificate surrendered for registration of exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

                  SECTION 3.05 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATE.
If (a) any mutilated Certificate shall be surrendered to the Certificate
Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

                  SECTION 3.06 PERSONS DEEMED OWNERS. The Owner Trustee or the
Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate shall be

                                      11
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registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

                  SECTION 3.07 ACCESS TO CERTIFICATEHOLDER'S NAME AND ADDRESS.
The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing the name and address of the Certificateholder as of the most recent Record Date.

                  SECTION 3.08 MAINTENANCE OF OFFICE OR AGENCY. The Owner
Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Certificate may be surrendered for registration of exchange and where notices and demands to or upon the Owner
Trustee in respect of the Certificate and the Basic Documents may be served. The
Owner Trustee initially designates Bankers Trust Company, 4 Albany Street, 10th
Floor, New York, New York 10006, Attention: Corporate Trust & Agency Group, as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 3.09 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to the Certificateholder from the Certificate
Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Bankers Trust Company, and any co-paying agent chosen by Bankers
Trust Company, and acceptable to the Owner Trustee. Bankers Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner
Trustee and the Depositor. In the event that Bankers Trust Company shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums shall be paid to the Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee.
The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner
Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent, and to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                      12
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                  SECTION 3.10 DEPOSITOR AS CERTIFICATEHOLDER. On the Closing
Date, the Depositor shall acquire the Certificate representing 100% of the initial Certificate Balance and, thereafter, shall retain beneficial and record ownership of the Certificate representing 100% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the
Depositor below 100% of the Certificate Balance shall be void. The Owner Trustee shall cause any Certificate issued to the Depositor to contain a legend stating
"THIS CERTIFICATE IS NOT TRANSFERABLE".

                                   ARTICLE IV

                            Actions by Owner Trustee

                  SECTION 4.01 PRIOR NOTICE TO OWNER WITH RESPECT TO CERTAIN
MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner
Trustee shall have notified the Certificateholder in writing of the proposed action and the Owner shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Owner has withheld consent or provided alternative direction:

                  (i)  the initiation of any claim or lawsuit by the Trust
               (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

                  (ii) the election by the Trust to file an amendment to the
               Certificate of Trust;

                  (iii) the amendment of the Indenture by a supplemental
               indenture in circumstances where the consent of any Noteholder is required;

                  (iv) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owner;

                  (v) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Owner; or

                  (vi)  the appointment pursuant to the Indenture of a successor
               Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.02 ACTION BY THE OWNER WITH RESPECT TO CERTAIN
MATTERS. The Owner Trustee shall not have the power, except upon the written direction of the Owner and the Holders of not less than a majority of the Outstanding Amount of the Notes, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor
Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the

                                      13
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Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owner.

                  SECTION 4.03 ACTION BY THE OWNER WITH RESPECT TO BANKRUPTCY.
The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written approval of the Owner and the Holders of not less than a majority of the Outstanding Amount of the Notes and the delivery to the Owner Trustee by the Owner of a certificate certifying that the Owner reasonably believes that the Trust is insolvent.

                  SECTION 4.04 RESTRICTIONS ON THE OWNER'S POWER. The Owner shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                   ARTICLE V

                   Application of Trust Funds; Certain Duties

                  SECTION 5.01 ESTABLISHMENT OF TRUST ACCOUNT. The Owner
Trustee, for the benefit of the Certificateholder, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate
Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder.

                  The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution
Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the
Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

                  SECTION 5.02 APPLICATION OF TRUST FUNDS.

                  (a) On each Payment Date, the Owner Trustee will distribute to the Certificateholder, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.04 and 5.05 of the Sale and Servicing Agreement on such Payment Date.

                  (b) On each Payment Date, the Owner Trustee shall send to the Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.06(a) of the Sale and Servicing Agreement on such Payment
Date.

                                     14

                  SECTION 5.03 METHOD OF PAYMENT. Subject to Section 9.01(c), distributions required to be made to the Certificateholder on any Payment Date shall be made to the Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to the Certificateholder at the address of the Certificateholder appearing in the Certificate Register.

                  SECTION 5.04 NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                  SECTION 5.05 ACCOUNTING AND REPORTS TO, THE OWNER, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis ending October 31 (or such other period as may be required by applicable law), with the first year being a short year ending October 31, 2002, and on the accrual method of accounting, (b) deliver to the Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust as directed by the Owner and make such elections as directed by the Owner as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as disregarded as a separate entity from the Owner for U.S. federal income tax purposes, and (d) in the event that during its term the Trust has more than one member as determined for such purposes, deliver to each member and file such returns as directed by the Owner to treat the Trust as a partnership.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

                  SECTION 6.01 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Depositor shall approve as evidenced conclusively by the delivery of such certificates and documents to the Owner Trustee for the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents and shall, upon the written direction of the Administrator, execute and deliver any amendments to this Agreement or any Basic Documents presented by the Administrator for execution and delivery by the Owner Trustee.

                  SECTION 6.02 GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Owner, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                  SECTION 6.03 ACTION UPON INSTRUCTION.

                  (a) Subject to Article IV, the Owner may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owner pursuant to Article IV.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owner received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Owner, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owner, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

                  SECTION 6.05 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Basic Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

                  SECTION 6.06 RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owner shall not direct the Owner Trustee to take action that would violate the provisions of this Section. In no event shall the Trust elect to be treated as an association taxable as a corporation.

                                   ARTICLE VII

                          Concerning the Owner Trustee

                  SECTION 7.01 ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except for (i) its own willful misconduct or negligence or (ii) the inaccuracy of any representation or warranty contained in

Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (i) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

                  (ii) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Depositor, the Indenture Trustee or any Owner;

                  (iii) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (iv) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (v) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Owner, other than as expressly provided for herein and in the Basic Documents;

                  (vi) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

                  (vii) the Owner Trustee shall be under no obligation to
               exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any Disclosure litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Owner, unless the Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  SECTION 7.02 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Owner promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee and in its possession under the Basic Documents.

                  SECTION 7.03 REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Owner, that:

                  (i) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement

                  (ii) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

                  (iii) neither the execution nor the delivery by it of this
               Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee, or constitute any default under its charter documents or by-laws.

                  SECTION 7.04 RELIANCE; ADVICE OF COUNSEL.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

                  SECTION 7.05 NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created Bankers Trust (Delaware) acts solely as owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                  SECTION 7.06 OWNER TRUSTEE NOT LIABLE FOR CERTIFICATE OR RECEIVABLES. The recitals contained herein and in the Certificate (other than the signature and counter-signature of the Owner Trustee on the Certificate and its representations and warranties in Section 7.03) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon: the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

                  SECTION 7.07 OWNER TRUSTEE MAY OWN NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          Compensation of Owner Trustee

                    SECTION 8.01 OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                  SECTION 8.02 INDEMNIFICATION. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of
Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

                  SECTION 8.03 PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

                  SECTION 9.01 TERMINATION OF TRUST AGREEMENT.

                  (a) The Trust shall dissolve (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.02. Any money or other property held as part of the Owner Trust Estate following such distribution (and following a final distribution of proceeds from a sale under Section 9.02) shall be distributed to the Depositor.

                  (b) Except as provided in Section 9.01(a), neither the Depositor nor the Owner shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any dissolution of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender its Certificate to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating
(i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to
Section 5.02.

                  In the event that the Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice, the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

                  (d) Upon the winding up of the Trust and satisfaction of all obligations in accordance with Section 3808 of the Business Trust Statute, as amended, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and the Trust shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

                  SECTION 9.02 DISSOLUTION UPON BANKRUPTCY OF THE DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Depositor, the Trust shall be dissolved in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholder and the Indenture Trustee, of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a dissolution of the Trust pursuant to the first sentence of this
Section 9.02. Upon a dissolution pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement.

                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

                  SECTION 10.01 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807 (a) of the Business Trust Statute; authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

                  SECTION 10.02 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                  SECTION 10.03 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement: and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  SECTION 10.04 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided that such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                  SECTION 10.05 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01 SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating

Agencies, without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder: provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholder (which consents will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment or eliminate the consent of the Certificateholder to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

                  Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and each of the Rating Agencies.

                  It shall not be necessary for the consent of the Certificateholder, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                  Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 11.02 NO LEGAL TITLE TO OWNER TRUST ESTATE IN THE OWNER. The Owner shall not have legal title to any part of the Owner Trust Estate. The Owner shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owner to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

                  SECTION 11.03 LIMITATIONS ON RIGHTS OF OTHERS. Except for
Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owner, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 11.04 NOTICES.

                  (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to John Deere Receivables, Inc., First Interstate Bank Bldg., 1 East First Street, Reno, Nevada 89501, Attention of Manager, with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265, Attention: Treasury Department, Director, Corporate Finance; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address of the Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.05 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.06 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.

                  SECTION 11.08 COVENANT OF THE DEPOSITOR. In the event that
(a) the Certificate Balance shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by the Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied) the Depositor shall not pay any dividend to JDCC, or make any distribution on or in respect of its capital stock to JDCC, or repay the principal amount of any indebtedness of the Depositor held by JDCC, unless (i) after giving effect to such payment, distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Depositor further agrees that prior to the termination of the Trust it shall not revoke, modify or otherwise amend any agreements with JDCC in effect on the Closing Date in any manner that would adversely affect the rights of the Depositor to receive from JDCC contributions of capital or payments on demand pursuant to such agreements. The Depositor further covenants and agrees that it will not enter into any transaction or take any action (other than any transaction or action contemplated by this Agreement or any of the Basic Documents) if, as a result of such transaction or action, any rating of either the Notes or the Certificate by any of the Rating Agencies would be downgraded or withdrawn.

                  SECTION 11.09 NO PETITION. The Owner Trustee on behalf of the Trust, the Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

                  SECTION 11.10 NO RECOURSE. The Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

                  SECTION 11.11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  SECTION 11.13 DEPOSITOR PAYMENT OBLIGATION. The Depositor shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

                  SECTION 11.14 ADMINISTRATOR. The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

                  SECTION 11.15 NON-TRANSFERABILITY OF THE CERTIFICATES(S). Notwithstanding anything herein to the contrary, the Certificate(s) is (are) not transferable and shall remain registered in the name of John Deere Receivables, Inc.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       BANKERS TRUST (DELAWARE) not in its
                                       individual capacity but solely as
                                       Owner Trustee,


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      JOHN DEERE RECEIVABLES, INC., Depositor,


                                      By:
                                         ---------------------------------------
                                         Name:  Steven A. Holmes
                                         Title:  Assistant Secretary

NUMBER                                                            $34,935,802.21
R-1

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                           JOHN DEERE OWNER TRUST 2001

                            ASSET BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of equipment retail installment sale and loan contracts secured by new and used agricultural, construction and forestry equipment and sold to the Trust (as defined below) by John Deere Receivables, Inc.

(This Certificate does not represent an interest in or obligation of John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company or any of their respective affiliates, except to the extent described below.)

                  THIS CERTIFIES THAT John Deere Receivables, Inc. is the registered owner of Thirty four million, nine hundred and thirty five thousand, eight hundred and two DOLLARS and twenty one CENTS nonassessable, fully-paid, undivided interest in John Deere Owner Trust 2001 (the "Trust") formed by John Deere Receivables, Inc., a Nevada corporation (the "Seller").

                          CERTIFICATE OF AUTHENTICATION

                  This is the Certificate referred to in the within-mentioned Trust Agreement.

        Bankers Trust (Delaware)                       Bankers Trust (Delaware)
        as Owner Trustee                or                  as Owner Trustee
                                                       By Bankers Trust Company,
                                                          Authenticating Agent
        By:
           ------------------------

                                                       By:
                                                          ----------------------

                  The Trust was created pursuant to a Trust Agreement dated as of November 1, 2001 (the "Trust Agreement"), between the Seller and Bankers Trust (Delaware), as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of November 1, 2001 (the "Sale and Servicing Agreement"), among the Trust, the Seller and John Deere Capital Corporation, as servicer (the "Servicer"), as applicable.

                  This Certificate is the duly authorized Certificate designated as the "Asset Backed Certificate" (herein called the "Certificate"). Also issued under the Indenture, dated as of November 1, 2001, between the Trust and The Bank of New York, as indenture trustee, are the Class A-1 2.19% Asset Backed Notes, the Class A-2 2.56% Asset Backed Notes, the Class A-3 3.26% Asset Backed Notes and the Class A-4 3.78% Asset Backed Notes (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale and loan contracts for agricultural, construction and forestry equipment (the "Receivables"), all monies received on or after September 23, 2001 from payments on the Receivables, security interests in the equipment financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement, dated as of November 1, 2001, between John Deere Capital Corporation and the Seller and all proceeds of the foregoing. The rights of the holders of the Certificate are subordinated to the rights of the holders of the Notes, as set forth in the Sale and Servicing Agreement.

                  Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such day is not a Business Day, the next Business Day (the "Payment Date"), commencing on November 15, 2001, to the person in whose name this Certificate is registered at the close of business on the last day of the month (the "Record Date") immediately preceding the month in which such Payment Date occurs the Certificateholder's undivided interest in the amount to be distributed to the Certificateholder on such Payment Date.

                  The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Class A Noteholders as described in the Sale and Servicing Agreement and the Indenture.

                  It is the intention of the parties that the Trust will be disregarded as an entity separate from the Certificateholder for U.S. federal income tax purposes.

                  The Certificateholder, by its acceptance of a Certificate, covenants and agrees that the Certificateholder will not at any time institute against the Seller, or join in any institution against the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

                  Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                      JOHN DEERE OWNER TRUST 2001

                                      By BANKERS TRUST (DELAWARE)
                                       as Owner Trustee



Dated:                                By:
                                         ---------------------------------------

                            (Reverse of Certificate}

                  The Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Deere & Company, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Certificate is limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholder under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes voting as a class evidencing not less than a majority of the outstanding Notes and the consent of the Certificateholder (which consents shall not be unreasonably withheld). Any such consent by the holder of this Certificate shall be conclusive and binding on the holder of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holder of the Certificate.

                  As provided in the Trust Agreement, this Certificate is non-transferable. The initial Certificate Registrar appointed under the Trust Agreement is Bankers Trust Company, New York, New York.

                  The Certificate is issuable only as a registered Certificate without coupons in denominations of $100,000 or integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificate; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the initial principal balance of the Receivables.

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                           JOHN DEERE OWNER TRUST 2001

                  THIS Certificate of Trust of JOHN DEERE OWNER TRUST 2001 (the "Trust"), dated as of November 1, 2001, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 ET SEQ.).

                  1. Name. The name of the business trust formed hereby is JOHN DEERE OWNER TRUST 2001.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

                  3.       This Certificate of Trust will be effective
November 6, 2001.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                      BANKERS TRUST (DELAWARE), not in its
                                      individual capacity but solely as
                                      trustee of the Trust.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    B-1